UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2024

CLOVER HEALTH INVESTMENTS, CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39252	98-1515192
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3401 Mallory Lane, Suite 210
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 432-2133

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2024, the Board of Directors (the "Board") of Clover Health Investments, Corp. ("Clover" or the "Company") appointed Thomas L. Tran, to serve as a Class II director of the Board. Mr. Tran has been appointed to the Audit Committee of the Board. In connection with the appointment, the Company increased the size of the Board from eight to nine members. The Company’s press release announcing Mr. Tran’s appointment is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Mr. Tran has over 35 years of financial leadership experience in the healthcare industry and has previously held leadership roles at various prominent managed care companies. Most recently, from February 2022 to June 2023, Mr. Tran served as Chief Financial Officer and as a director of Upstream Care, a value-based physician enablement innovator focused on the Medicare population. From June 2018 to May 2021, he served as Chief Financial Officer of Molina Healthcare, Inc. (NYSE: MOH). Mr. Tran earned his Bachelor’s degree from Seton Hall University and his Master of Business Administration degree from New York University.

In connection with his service as a director during 2024, Mr. Tran will receive a pro rata portion of the annual retainer for service on the Board and Audit Committee under Clover’s Amended and Restated Director Compensation Policy. Mr. Tran will also be granted a restricted stock unit ("RSU") award covering shares of the Company’s Class A Common Stock having an RSU value of $200,000, pro-rated by multiplying such amount by a fraction, the numerator of which is the number of days of service that Mr. Tran will provide from the date of his appointment until December 31, 2024, and the denominator of which is 365 days.

In connection with his appointment, Mr. Tran entered into the Company’s standard form of indemnification agreement for its directors, which requires the Company to, among other things, indemnify its directors against liabilities that may arise by reason of their status or service. The agreement also requires the Company to advance all expenses incurred by directors in investigating or defending any action, suit or proceeding. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (No. 001-39252) filed on January 12, 2021, and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Tran and any other persons pursuant to which he was selected as a director. Mr. Tran has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) List of Exhibits

Exhibit No.	Description

99.1	Press release dated August 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Clover Health Investments, Corp.

Date:	August 22, 2024	By:	/s/ Karen M. Soares
		Name:	Karen M. Soares
		Title:	General Counsel and Corporate Secretary